IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND
(Northern Division)

FIRE AND POLICE RETIREE HEALTH CARE FUND, SAN ANTONIO, et al. Plaintiffs, v. DAVID D. SMITH, et al. Defendants.	Civil Action No. 1:18-cv-03670-CCB (consolidated with Civil Action No. 1:18-cv-03952-CCB)

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR
The U.S. District Court for the District of Maryland authorized this Notice.
This is not a solicitation from a lawyer.
TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF SINCLAIR BROADCAST GROUP, INC. (“SINCLAIR” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON JULY 20, 2020 (“SINCLAIR STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.
This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned, consolidated derivative action (the “Consolidated Action”), which was brought by certain Sinclair stockholders on behalf of and for the benefit of Sinclair in the U.S. District Court for the District of Maryland (the “Court”). The complete terms of the Settlement, which remains subject to the final approval of the Court, are set forth in a Stipulation and Agreement of Settlement, Compromise and Release, dated July 20, 2020 (the “Stipulation”), entered into by and among (a) the two plaintiffs in the Consolidated Action, Fire and Police Retiree Health Care Fund, San Antonio (“San Antonio”) and Norfolk County Retirement System (“Norfolk”), individually and derivatively on behalf of Sinclair; (b) a plaintiff, Teamsters Local 677 Health Services & Insurance Plan (“Teamsters,” collectively, with San Antonio and Norfolk, “Plaintiffs”), which filed (and subsequently dismissed pursuant to the Settlement) a related stockholder derivative action in Maryland state court (as described below); (c) defendants David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Howard E. Friedman, Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna, and Christopher S. Ripley (collectively, the “Individual Defendants”); and (d) nominal defendant Sinclair (collectively, with the Individual Defendants, “Defendants”). Defendants and Plaintiffs are collectively referred to herein as the “Parties.”

All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation. A copy of the Stipulation is available for review on Sinclair’s corporate website and on the websites for each of Plaintiffs’ Lead Counsel, as listed herein.
Because the Consolidated Action was brought as a derivative action on behalf of and for the benefit of Sinclair, the benefits from the Settlement will go directly to Sinclair and thus there is no proof of claim form for Sinclair Stockholders to submit in connection with the Settlement.

I.	PURPOSE OF THE NOTICE
1.    By order of the Court, you are hereby provided this Notice of the proposed Settlement of the Consolidated Action. The purpose of this Notice is to inform Sinclair Stockholders about: (a) the pendency of the Consolidated Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth in the Stipulation; (c) Sinclair Stockholders’ rights with respect to the proposed Settlement and Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses (as set forth in Paragraph 18 of the Stipulation and described below) (the “Application”); and (d) the hearing that the Court will hold on October 27, 2020, at 2:30 pm, the United States Courthouse for the District of Maryland, 101 West Lombard Street, Chambers 7D, Baltimore, Maryland 21201 (or via remote means, if necessary).
2.    At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to Plaintiffs, Sinclair, and Sinclair Stockholders, and should be finally approved by the Court; (b) determine whether the Court should enter a Final Order and Judgment (the “Final Order and Judgment”) substantially in the form attached as Exhibit D to the Stipulation, dismissing the Consolidated Action with prejudice and extinguishing and releasing the Released Claims; (c) determine whether the Application should be approved; (d) hear and consider any objections to the proposed Settlement and/or the Application; and (e) rule on other such matters as the Court may deem appropriate. The Court reserves the right to adjourn the date of the Settlement Hearing and to modify any other dates set forth herein without further notice.
3.    This Notice contains important information regarding your rights. Your rights may be affected by these legal proceedings. Plaintiffs, derivatively on behalf of Sinclair, and Defendants have agreed upon the terms to settle the above-referenced litigation. If the Court approves the proposed Settlement, you will be forever barred from contesting the approval of the Settlement and from pursuing, derivatively on behalf of the Company, the Released Plaintiffs’ Claims (as defined below) as against the Released Defendant Parties (as defined below).

II.	BACKGROUND OF THE ACTION
THE FOLLOWING DESCRIPTION OF THE LITIGATION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN ADMISSION BY ANY PARTY OF THE FACTS IN THIS MATTER OR AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

1.    On May 8, 2017, Sinclair and Tribune Media Company (“Tribune”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sinclair agreed to acquire Tribune for a combination of cash and stock (the “Merger”). The closing of the Merger was conditioned upon approval by the United States Department of Justice and the Federal Communications Commission (the “FCC”).
2.    On July 19, 2018, the FCC issued a Hearing Designation Order (the “HDO”) designating certain issues in connection with the Merger for a hearing before an administrative law judge of the FCC, including whether the Merger should receive FCC approval. The HDO focused on the proposed divestitures of (i) KDAF(TV), Dallas, TX and KIAH(TV), Houston, TX to entities controlled by Cunningham Broadcast Corporation; and (ii) the license assets of WGN-TV, Chicago, IL to an entity controlled by Mr. Steven Fader.
3.    On July 27, 2018, purported Sinclair stockholder Sarah Tolwin sent a letter (the “Tolwin Demand”) to Sinclair’s board of directors (the “Board”) demanding that the Board investigate and take legal action to remedy alleged breaches of fiduciary duty by Sinclair’s officers or directors in connection with the Merger and the HDO.
4.    On August 7, 2018, the Board formed a special litigation committee (the “Special Litigation Committee”) and delegated to the Special Litigation Committee the authority to (i) investigate and analyze the matters raised by the Tolwin Demand or any other shareholder demands; and (ii) determine what action (if any) was appropriate and in the best interests of Sinclair in response to the matters raised in the Tolwin Demand and/or such other demands. The Special Litigation Committee was granted the full authority of the Board to make the final decisions with respect to matters within the scope of that delegation. The initial members of the Special Litigation Committee were Messrs. Leader, McCanna, Keith, and Friedman.
5.    On August 9, 2018, Mr. Friedman resigned from the Special Litigation Committee. In September 2018, Mr. Keith also resigned from the Special Litigation Committee. Thereafter, the Special Litigation Committee was comprised of Messrs. Leader and McCanna until January 2019.
6.    On August 9, 2018, Tribune terminated the Merger Agreement and filed a complaint in the Court of Chancery of the State of Delaware, in an action captioned Tribune Media Company v. Sinclair Broadcast Group, Inc., C.A. No. 2018-0593-JTL (the “Delaware Action”), asserting claims against Sinclair for breach of the Merger Agreement.
7.    Also on August 9, 2018, a purported Sinclair stockholder filed a lawsuit alleging violations of the federal securities laws in connection with Sinclair’s disclosures relating to the Merger, which action is captioned, In re Sinclair Broadcast Group, Inc. Securities Litigation, Case No. 1:18-CV-02445-CCB (the “Federal Securities Class Action”).1

1 On February 4, 2020, the Court issued an opinion and order granting in part and denying in part a motion to dismiss the Federal Securities Class Action. On July 20, 2020, the Court issued an opinion denying a motion by the plaintiff in the Federal Securities Class Action to reconsider the February 4 decision and further dismissed the remaining claims on the basis that the plaintiff lacked standing to pursue them.

8.    On August 24, 2018, Teamsters sent a letter to the Board (the “Teamsters Demand,” and, with the Tolwin Demand, the “Demands”) demanding that the Board investigate and take action to remedy alleged breaches of fiduciary duty by Sinclair’s current and former officers and directors in connection with the Merger and the HDO.
9.    Following receipt of the demands and creation of the committee, the Special Litigation Committee (advised by Freshfields Bruckhaus Deringer US LLP) conducted an investigation into the issues identified in the Demands. In connection with its investigation, the Special Litigation Committee has represented that it has, among other things, (i) met a total of 38 times; (ii) collected nearly 300,000 electronic and hard-copy documents produced by the Special Litigation Committee members, Sinclair, and Sinclair’s outside counsel, as well as Tribune and other third parties; and (iii) conducted 46 interviews of 39 individual witnesses, including Sinclair’s current and former employees, Sinclair’s senior management, all members of the Board, Sinclair’s outside counsel, and various third parties.
10.    On November 29, 2018 and December 21, 2018, respectively, San Antonio and Norfolk filed stockholder derivative complaints in the Court (respectively, the “San Antonio Complaint” and the “Norfolk Complaint”), in actions captioned Fire and Police Retiree Health Care Fund, San Antonio v. David D. Smith et al., No. 1:18-cv-03670, and Norfolk County Retirement System v. David D. Smith, et al., No. 1:18-cv-03952. The San Antonio Complaint and the Norfolk Complaint each allege that Defendants breached their fiduciary duties in connection with certain allegedly related-party transactions proposed as part of the Merger and the Company’s alleged lack of candor with the FCC relating thereto, which the complaints allege resulted in the issuance of the HDO.
11.    On December 6, 2018, Teamsters filed a shareholder derivative complaint (the “Teamsters Complaint”) against Defendants in the Circuit Court for Baltimore County, Maryland, in an action captioned Teamsters Local 677 Health Services & Insurance Plan v. Howard E. Friedman, et al., Case No. 03-C-18-12119 (the “Teamsters Action”). On December 14, 2018, the Teamsters Action was removed to the U.S. District Court for the District of Maryland, and, on October 23, 2019, the Teamsters Action was remanded to the Circuit Court for Baltimore County. The Teamsters Complaint alleges that Defendants breached their fiduciary duties in connection with certain allegedly related-party transactions proposed as part of the Merger and the Company’s alleged lack of candor with the FCC relating thereto, which the Teamsters Complaint alleged resulted in the issuance of the HDO.
12.    On January 25, 2019, the Honorable Benson E. Legg was appointed to the Board and the Special Litigation Committee, joining Messrs. Leader and McCanna as members of the Special Litigation Committee. At all times since that date, the members of the Special Litigation Committee have been Messrs. Leader, McCanna, and Legg.

13.    On April 30, 2019, Defendants Leader and McCanna (on behalf of the Special Litigation Committee) moved to dismiss the Norfolk and San Antonio Complaints based on the fact that San Antonio and Norfolk had not made a pre-suit demand on the Board, or, in the alternative, to stay the actions pending the completion of the Special Litigation Committee’s investigation (the “Motion to Dismiss or Stay”). The Defendants other than Messrs. Leader and McCanna joined in the Motion to Dismiss or Stay.
14.    On May 14, 2019, Plaintiffs in the Consolidated Action filed an opposition to the Motion to Dismiss or Stay, in which they argued, among other things, that (i) demand on the Board would have been futile; (ii) the Special Litigation Committee was not properly formed; (iii) the Special Litigation Committee lacks the authority to act as a special litigation committee under Maryland law; (iv) certain of the members of the Special Litigation Committee are conflicted and cannot conduct an independent investigation; and (v) as a result of the foregoing, any recommendation by the Special Litigation Committee will not be respected by the Court under Maryland law.
15.    On November 7, 2019, the Court heard oral argument on the Motion to Dismiss or Stay.
16.    On December 9, 2019, the Court entered an order consolidating the two actions before this Court into the Consolidated Action. The Court also issued a memorandum and order denying the Motion to Dismiss or Stay without prejudice and authorizing Plaintiffs in the Consolidated Action to take certain discovery.
17.    On December 17, 2019, pursuant to a stipulation entered into among the parties to the Consolidated Action, the Court entered a scheduling order setting forth the schedule for and parameters of the discovery authorized by the Court. The Parties subsequently engaged in that discovery, up until the time that the Settlement was reached.
18.    On December 30, 2019, pursuant to a joint stipulation, the Court designated the San Antonio Complaint as the operative complaint in the Consolidated Action.
19.    On January 27, 2020, Sinclair announced that it had reached an agreement with Nexstar Media Group, Inc., which had since acquired Tribune, to settle the Delaware Action without either party admitting liability.
20.    On February 14, 2020, Defendants filed their respective answers to the San Antonio Complaint.
21.    On May 6, 2020, the FCC announced that it had entered into a consent decree with Sinclair resolving certain issues identified in the HDO as well as two additional unrelated inquiries (the “Consent Decree”). Pursuant to the terms of the Consent Decree, Sinclair agreed to pay a $48 million civil penalty and to adopt a compliance plan (the “FCC Compliance Plan”) to address all three inquiries, but did not admit any liability with respect to the Merger or the HDO.

22.    During the late Winter and Spring of 2020, the Parties and Defendants’ insurance carriers engaged in a confidential settlement dialogue, which culminated in two, full-day mediation sessions before JAMS Mediator Robert A. Meyer, Esq. on May 14, 2020 and May 27, 2020. At the conclusion of the second mediation session, the Parties agreed to accept Mr. Meyer’s recommendation and to accept the Settlement set forth in the Stipulation.
23.    On July 20, 2020, the Parties executed the Stipulation, which was submitted to the Court on July 23, 2020.
24.    On August 6, 2020, the Court entered a Preliminary Approval Order in connection with the Settlement, which, among other things, preliminarily approved the Settlement as fair, reasonable, and adequate, authorized this Notice to be provided to Sinclair Stockholders, established the procedures for the Court’s final consideration of the Settlement, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement and the Application.

III.	TERMS OF THE PROPOSED SETTLEMENT
25.    The principal terms, conditions, and other matters that are part of the Settlement, which is subject to final approval by the Court, are summarized below. However, this summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available on Sinclair’s corporate website and on the websites for each of Plaintiffs’ Lead Counsel, as listed herein.
26.    In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims (defined herein) against the Released Defendant Parties (defined herein) and the dismissal with prejudice of the Consolidated Action and the Teamsters Action:
(a)    The Board shall cause Sinclair to implement the Corporate Governance Measures, substantially based on the terms set forth in Exhibit A to the Stipulation, to the extent not already implemented, within twenty (20) calendar days of entry of the Final Order and Judgment.
(b)    Defendants will cause their insurers to pay the total amount of $20,500,000 (twenty million, five hundred thousand dollars) (the “Settlement Amount”) into an interest-bearing escrow account to be established by BLB&G (the “Escrow Account”). The Settlement Amount shall be paid into the Escrow Account no later than two (2) business days prior to the date of the Settlement Hearing.
(c)    The Board shall designate an aggregate amount of $5,000,000 (five million dollars) of the Settlement Amount to be used for the implementation and operation of the Corporate Governance Measures and the FCC Compliance Plan over the next five (5) years.

(d)    Defendant David D. Smith and Sinclair will take all actions necessary for David D. Smith to forego, cancel, or return the grant of a SAR award of 638,298 shares of Sinclair Class A common stock, which award was granted to him in February 2020 in connection with his service as Sinclair’s Executive Chairman (the “Smith Contribution”) and for which the Company recorded an expense of roughly $4.36 million and for which, as a consequence of the reversal of this grant, the Company will record a gain of roughly $4.36 million, and which actions will be completed within twenty (20) calendar days of entry of the Final Order and Judgment. For the avoidance of doubt, the Individual Defendants and Sinclair agree that the Smith Contribution will not be considered as a factor in any future determination of David D. Smith’s compensation at Sinclair.

IV.	REASONS FOR THE SETTLEMENT
27.    The Parties have determined that it is desirable and beneficial that this litigation is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the settlement is in the best interest of the Parties and Sinclair Stockholders.
28.    Plaintiffs and Plaintiffs’ Counsel have thoroughly considered the facts and law underlying their claims, and based upon their investigation and prosecution of the litigation and the mediation that led to the Settlement, and after weighing the substantial benefits this litigation and the Settlement have conferred and will confer on Sinclair and the risks of continued litigation, have determined that it is in the best interests of Sinclair and its stockholders that the litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, adequate, and in the best interests of Sinclair and its stockholders.
29.    Defendants have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted against them. Defendants believe that they have substantial defenses to the claims alleged against them. Defendants have further asserted that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Sinclair and its stockholders. Nevertheless, Defendants have concluded that further litigation would be time consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, they have determined that, in order to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, the litigation should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

V.	RELEASES
30.    If the Settlement is approved, the Court will enter the Final Order and Judgment. Pursuant to the Final Order and Judgment, upon the Effective Date of the Settlement, the Consolidated Action will be dismissed with prejudice and the following releases will occur:

31.    Release of Claims by Sinclair, Plaintiffs, and Sinclair Stockholders: Upon the Effective Date of the Settlement, Sinclair and Plaintiffs, and each and every other Sinclair Stockholder derivatively on behalf of Sinclair, and their respective heirs, executors, administrators, predecessors, successors, assigns, and attorneys in their capacities as such only, by operation of the Stipulation and the Final Order and Judgment and to the fullest extent permitted by law, shall completely, fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Defendant Parties from any and all of the Released Plaintiffs’ Claims, and shall forever be barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties.
“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), which were asserted in the Demands, the San Antonio Complaint, the Norfolk Complaint, or the Teamsters Complaint, or which could have been asserted by Plaintiffs or any Sinclair Stockholder derivatively on behalf of Sinclair, or which Sinclair could have asserted directly, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, relate to, or involve, directly or indirectly, (i) any transaction, occurrence, fact, disclosure, or non-disclosure alleged or set forth in any of the Demands, the San Antonio Complaint, the Norfolk Complaint, or the Teamsters Complaint; (ii) the Merger, the HDO, the divestitures contemplated by the Merger, the Delaware Action, or the Consent Decree; (iii) the disclosures related to the foregoing; (iv) any litigation or any settlement of any litigation relating to the foregoing (including the Delaware Action and the Consent Decree); or (v) the actions, inactions, deliberations, discussions, decisions, votes, or any other conduct of any kind of any director, officer, employee, or agent of Sinclair relating to the foregoing; provided, however, for the avoidance of doubt, the Released Plaintiffs’ Claims shall not include (x) the right to enforce this Stipulation or the Settlement or the Final Order and Judgment, or (y) any direct claims of any Sinclair stockholder, including the federal securities laws claims asserted in the Federal Securities Class Action.

“Released Defendant Parties” means, whether or not each or all of the following persons or entities were named, served with process, or appeared in the Consolidated Action or the Teamsters Action, (i) the Individual Defendants, Sinclair, and Benson E. Legg; (ii) all past and present officers and directors of Sinclair; and (iii) for each and all of the Persons identified in the foregoing clauses (i) and (ii) (but only to the extent such Persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.
32.    Release of Claims by Defendants: Upon the Effective Date of the Settlement, Defendants and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such only, by operation of this Stipulation and the Final Order and Judgment and to the fullest extent permitted by law, shall completely, fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Plaintiff Parties from any and all of the Released Defendants’ Claims, and shall forever be barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), arising out of or relating to the commencement, prosecution, or settlement of the Demands, the Consolidated Action, or the Teamsters Action; provided, however, for the avoidance of doubt, the Released Defendants’ Claims shall not include the right to enforce this Stipulation, the Settlement, or the Final Order and Judgment.

“Released Plaintiff Parties” means Plaintiffs, Plaintiffs’ Counsel, and any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.
33.    Unknown Claims: The releases above include “Unknown Claims.” “Unknown Claims” means any Released Claims that a Person granting a Release hereunder does not know or suspect to exist in his, her, or its favor at the time of the Release, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs and Defendants shall have expressly waived, and Sinclair and each of the other Sinclair Stockholders shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have, waived, relinquished, and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Plaintiffs, Defendants, and Sinclair acknowledge, and all other Sinclair Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, Sinclair, and all other Sinclair Stockholders by operation of law, to completely, fully, finally, and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and Sinclair acknowledge, and all other Sinclair Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

VI.	PLAINTIFFS’ COUNSEL’S FEES AND EXPENSES
34.    Plaintiffs’ Lead Counsel (on behalf of all Plaintiffs’ Counsel) intend to file the Application for an award of attorneys’ fees and litigation expenses, including incentive awards for Plaintiffs (“Plaintiff Incentive Awards”), to be paid solely from (and out of) the Settlement Amount, and from no other source. Plaintiffs’ Lead Counsel intend to apply for an award of attorney’s fees, inclusive of counsels’ expenses and Plaintiff Incentive Awards, in an amount not to exceed $8.167 million. The Plaintiff Incentive Awards shall not exceed $5,000 per Plaintiff, with any such award to be paid out of any attorneys’ fees awarded by the Court. Defendants have agreed that they shall not oppose the Application provided the awards requested therein do not exceed the amount set forth in the preceding two sentences. The Application shall be the only petition for attorneys’ fees and expenses filed by or on behalf of Plaintiffs, Plaintiffs’ Counsel, or counsel purporting to represent any other Sinclair Stockholder in connection with the Settlement. The Parties agree that the Fees and Expense Award shall fully satisfy any and all claims for an award of attorneys’ fees and expenses in connection with the Consolidated Action, the Teamsters Action, or the Settlement. No Defendant (including Sinclair) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, Plaintiffs, Plaintiffs’ Counsel, or any counsel purporting to represent any other Sinclair Stockholder, directly or indirectly, in connection with the Consolidated Action, the Teamsters Action, or the Settlement, except as expressly provided for in the Stipulation. Sinclair Stockholders are not personally responsible for any such fees and expenses.

VII.	SETTLEMENT HEARING
35.    The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before the Honorable Catherine C. Blake on October 27, 2020, at 2:30 pm, at the United States Courthouse for the District of Maryland, 101 West Lombard Street, Chambers 7D, Baltimore, Maryland 21201 (or via remote means, if necessary, as discussed below). At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to Plaintiffs, Sinclair, and Sinclair Stockholders, and should be finally approved by the Court; (b) determine whether the Court should enter the Final Order and Judgment, as provided in the Stipulation, dismissing the Consolidated Action with prejudice and extinguishing and releasing the Released Claims; (c) determine whether the Application should be approved; (d) hear and consider any objections to the proposed Settlement and/or the Application; and (e) rule on other such matters as the Court may deem appropriate.

36.    Please Note: The date and time of the Settlement Hearing may change without further notice. In addition, due to the Coronavirus (COVID-19) pandemic, the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Sinclair Stockholders to appear at the hearing remotely, without further notice. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Sinclair Stockholders must or may participate by phone or video, it is important that you monitor the Court’s docket and Sinclair’s corporate website, http://sbgi.net, before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the Settlement Hearing or updates regarding in-person or remote appearances at the Settlement Hearing, will be posted to the Court’s docket and to Sinclair’s corporate website, http://sbgi.net.
37.    Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Consolidated Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all other Sinclair Stockholders are barred and enjoined from commencing, instituting, reinstituting, or participating in the prosecution of any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any of the Released Plaintiffs’ Claims.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING AND OBJECT TO THE SETTLEMENT
38.    Any Sinclair Stockholder who continues to hold shares of Sinclair stock as of the date of the Settlement Hearing may file a written objection to the Settlement or the Application, and appear and show cause, if he, she, or it has any cause, why the proposed Settlement should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement unless that Person has filed a written objection with the Clerk of the Court, at the United States Courthouse for the District of Maryland, 101 West Lombard Street, Chambers 7D, Baltimore, MD 21202, and served (by hand delivery, first class mail, or express service) copies of such objection on Plaintiffs’ Counsel and Defendants’ counsel at the addresses set forth below, with a copy emailed to Plaintiffs’ Lead Counsel at csmith@zuckerman.com, markl@blbg.com, and norenstein@bermantabacco.com and Defendants’ Counsel at pandrews@kg-law.com, aaron.marcu@freshfields.com, shmarder@tandllaw.com, and scott.luftglass@friedfrank.com, so that the objection is received on or before September 29, 2020:

Plaintiffs’ Counsel Zuckerman Spaeder LLP Attn: Cyril V. Smith 100 E. Pratt Street, Suite 2400 Baltimore, Maryland 21202	Defendants’ Counsel Kramon & Graham, P.A. Attn: Philip M. Andrews One South Street, Suite 2600 Baltimore, Maryland 21202
Bernstein Litowitz Berger & Grossmann LLP
Attn: Mark Lebovitch
1251 Avenue of the Americas
New York, New York 10020

Berman Tabacco
Attn: Nathaniel L. Orenstein
One Liberty Square
Boston, Massachusetts 02109

Freshfields Bruckhaus Deringer
US LLP
Attn: Aaron R. Marcu
601 Lexington Avenue, 31st Floor
New York, New York 10022

Thomas & Libowitz, P.A.
Attn: Scott H. Marder
25 South Charles Street, Suite 2015
Baltimore, Maryland 21201

Fried, Frank, Harris, Shriver & Jacobson LLP
Attn: Scott B. Luftglass
One New York Plaza
New York, New York 10004

39.    Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Sinclair common stock as of July 20, 2020 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing. Documentation establishing ownership of Sinclair common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.

40.    Unless the Court orders otherwise, any Person or entity who or which does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have forever waived his, her, or its right to object to any aspect of the proposed Settlement and the Application; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the Application; and (c) be deemed to have waived and forever barred and foreclosed from being heard in this or any other proceeding with respect to any matters concerning the Settlement or the Application.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION
41.    This Notice provides only a summary of the terms and conditions of the proposed Settlement and does not describe all of the details of the Stipulation. For the precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Consolidated Action, may be inspected during business hours, at the Office of the Clerk of the Court, United States Courthouse for the District of Maryland, 101 West Lombard Street, Chambers 7D, Baltimore, Maryland 21201 or, if the Court is closed to the public for any reason including the Coronavirus (COVID-19) pandemic, you may review the public filings in the Consolidated Action via the Administrative Office of the Court’s website for Public Access to Electronic Court Records (“PACER”) at www.pacer.gov. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on Sinclair’s corporate website and on the websites for each of Plaintiffs’ Lead Counsel, as listed herein.
42.    If you have questions regarding this Notice or the Settlement, please direct them to the following representative for Plaintiffs’ Counsel: Cyril V. Smith, Esq., Zuckerman Spaeder LLP, 100 E. Pratt Street, Suite 2400, Baltimore, Maryland 21202, Telephone: (410) 949-1145.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE

DATED: August 10, 2020	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT DISTRICT OF MARYLAND

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